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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the previously filed Registration Statements of the Company on Form S-3 File No. 333-37789, Form S-4 File No. 333-28951, Form S-4 File No. 333-23135, Form S-3 File No. 333-53099,
Form S-3 File No 333-72611, Form S-8 File No. 333-22689, Form S-8 File No. 333-41341 and Form S-8 File No. 333-92227.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  September 21, 2001.